Exhibit 99.3

Sky Harbour Announces First Draw under JP Morgan Facility; Posts $100 million 5-Year Bond Preliminary Limited Offering Memorandum; and Updates Leasing Activity, Closing its First Prepaid Long-Term Hangar Lease with a $5.9 million Upfront Cash Payment

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (HBO) campuses for business aircraft, announced today that its indirect, wholly-owned subsidiary Sky Harbour Capital III LLC (“SKYH Capital III”) is filing today with the Municipal Securities Rulemaking Board through its Electronic Municipal Market Access system (“EMMA”) a Preliminary Limited Offering Memorandum relating to the offering of $100 million of tax-exempt fixed rate bonds with a 5-year mandatory tender date (the “Series 2026 Bonds”), which are proposed to be issued by the Public Finance Authority of Wisconsin, a multi-jurisdictional conduit issuer. Through underwriters Barclays Capital, J.P. Morgan, and Academy Securities, SKYH Capital III expects to price the Series 2026 Bonds during the week of January 26th, after a two-week investor marketing period. The proceeds of the Series 2026 Bonds are expected to be used to finance the development of certain of the Company’s hangar campuses, as described below. The principal amount, structure, tenor and timing are preliminary and subject to change. Any such offering is dependent on market and other conditions, and there is no assurance that all or any of the Series 2026 Bonds will be offered.

Separately, Sky Harbour Capital II (“SKYH Capital II”) completed the onboarding of subsidiaries owning its hangar campuses at Camarillo Airport and Bradley International Airport to the borrowing base of its committed warehouse bank facility with JPMorgan Chase Bank, N.A. on January 8, 2026 (the “JPM Facility”). The Company also amended the JPM Facility in order to facilitate the flow of funds securing the proposed Series 2026 Bonds. These amendments have been filed under Form 8-K with the SEC. On the same date, SKYH Capital II drew funds of approximately $13 million to reimburse the Company for prior advances associated with capital expenditures at Bradley International Airport and certain costs of issuance and fund certain reserves for the JPM Facility.

Update on Leasing Activities

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Stabilized campuses: The Company expects revenue per square foot at its stabilized campuses to increase as legacy hangar leases turn over or are renewed and through the annual rent escalators embedded in all tenant leases.

●	Recently opened campuses: As of January 9, 2026, Dallas Addison (ADS) Phase 1, Phoenix Deer Valley (DVT) and Denver Centennial (APA) have reached 87%, 73% and 27% occupancy levels, respectively.

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Pre-leasing: We continue our pre-lease activities at Washington Dulles (IAD), Bradley International Airport (BDL), and have begun pre-leasing Miami-Opa Locka (OPF) Phase 2 and Addison (ADS) Phase 2. The latter two projects are under construction after the success of their respective Phase 1 developments, which are now nearly fully leased.

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Selective long-term partnerships: We have extended our documentation negotiation period under the letter of intent with a potential joint-venture partner leasing a single SH34 hangar at OPF Phase 2 through mid-March 2026, in order to address certain operational requirements. Separately, we continue discussions for similar joint ventures at other locations in the network with other parties.

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Ultra-long tenant leases: In late December, we entered into an amended lease with an existing tenant at OPF Phase 1 for a 15-year lease term in exchange for an upfront lump sum rent payment of $5.9 million.

Update on Capital Formation

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The proposed Series 2026 Bonds, if completed, would raise $100 million, reducing the need for additional equity contributions associated with the $200 million JPM Facility. As previously disclosed, the JPM Facility has a 5-year term commencing September 2025 with an interest rate of 80% of the sum of daily SOFR + 0.10%, plus 200 basis points. The Company subsequently entered into a floating-to-fixed interest rate swap, with a notional schedule based on the anticipated draws under the JPM Facility and a 4.73% fixed rate for the duration of the term of the JPM Facility. Proceeds from the JPM Facility and the Series 2026 Bonds are expected to be used to fund construction projects at Bradley International Airport (BDL), Salt Lake City International (SLC), Orlando Executive Airport (ORL), Hudson Valley Regional Airport (POU), Trenton-Mercer Airport (TTN), Chicago Executive Airport (PWK) and Dulles International Airport (IAD). The JPM Facility is expandable to $300 million subject to credit approval.

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If completed as planned, the $100 million raised from the Series 2026 Bond issuance and the $200 million of borrowing capacity available from the JPM Facility and other existing Company resources are expected to fully fund approximately 1.1 million rentable square feet of new hangars, for a total of approximately 2.1 million rentable square feet portfolio-wide.

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Selective long-term partnerships: Should the company enter selective long-term partnerships or ultra long-term tenant leases as described above, the Company expects to use the proceeds for the satisfaction of any of its future capital needs and for general corporate purposes.

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Internal Cash Flow Generation. The Company expects that between its leasing activities in Q4 2025, Q1 2026, and the anticipated opening of its OPF Phase 2 campus in Q2 2026, the Company will now be able to reinvest internally generated cash flows as equity for its future developments.

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our plans for future capital raising activity, the transactions contemplated by the letter of intent, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Disclaimer

This Notice does not constitute an offer to sell Series 2026 Bonds or the solicitation of an offer to buy, nor shall there be any sale of the Series 2026 Bonds by any person in any state or other jurisdiction to any person to whom it is unlawful to make such offer, solicitation or sale in such state or jurisdiction. No dealer, broker, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in the Preliminary Limited Offering Memorandum in connection with the contemplated offering of the Series 2026 Bonds, and, if given or made, such information or representation must not be relied upon.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez